Exhibit 99.1

Cadence Financial Corporation Reports Third Quarter Results

STARKVILLE, Miss.--(BUSINESS WIRE)--November 10, 2010--Cadence Financial Corporation (NASDAQ: CADE), a $1.7 billion bank holding company whose principal subsidiary is Cadence Bank, N.A., today reported a net loss applicable to common shareholders of $7.5 million, or $0.63 per diluted share, for the third quarter ended September 30, 2010, compared with a net loss of $13.1 million, or $1.10 per diluted share, for the third quarter of 2009.

The decline in Cadence’s third quarter loss was due to a decrease in its provision for loan losses and lower operating expenses compared with the third quarter of last year. The provision for loan losses dropped to $8.5 million in the third quarter of 2010 compared with $20.7 million in the third quarter of 2009 due primarily to lower charge-offs. Asset quality appears to have stabilized over the past three quarters. Cadence’s salary and benefit expenses declined 15.6% to $5.8 million in the third quarter of 2010 compared with $7.0 million in the third quarter of 2009 and benefited from management’s focus on improving its efficiency and profitability across its five-state franchise.

Over the past year and a half, Cadence’s management investigated alternatives to raise capital in response to increased capital ratios mandated by bank regulators. As a result of these efforts, Cadence announced that it agreed to be acquired by Community Bancorp LLC (“CBC”), a Delaware limited liability company formed to invest in community banks. CBC has agreed to acquire Cadence through the merger of a newly formed subsidiary of CBC with and into Cadence, with Cadence as the surviving corporation. Under the agreement, Cadence shareholders will receive $2.50 in cash per Cadence common share, subject to satisfaction or waiver of customary closing conditions. Cadence’s shareholders will be asked to approve the agreement at a shareholder meeting to be held on December 9, 2010. The transaction is expected to close by the first quarter of 2011.

Third Quarter Results

Cadence reported that it continued to aggressively reduce its exposure to higher risk real estate loans over the past year, including loans for 1-4 family speculative residential construction, land development and lots to builders as part of its strategy to strengthen its balance sheet. Total real estate loans were down $188.3 million, or 21.6%, since the third quarter of 2009.

Net interest income was $9.8 million in the third quarter of 2010 compared with $11.6 million in the third quarter of 2009. The decline in net interest income was due to a 5.5% decrease in average earning assets, primarily loans, and a 27 basis point decrease in net interest margin compared with the third quarter of 2009.

Total non-interest income declined to $3.5 million in the third quarter of 2010 compared with $5.2 million in the third quarter of 2009. The decline in non-interest income was due primarily to higher security gains in 2009 and a $502,000 gain arising from the sale of Cadence’s insurance subsidiary in 2009.

Non-interest expense declined to $16.1 million in the third quarter of 2010 compared with $17.4 million in the third quarter of 2009. The decrease was due primarily to lower salary and employee benefit costs.

Pre-tax loss was $11.4 million in the third quarter of 2010 compared with a pre-tax loss of $21.3 million in the third quarter of 2009.

Net loss applicable to common shareholders for the third quarter of 2010 was $7.5 million, or $0.63 per diluted share. This compares with a net loss of $13.1 million, or $1.10 per diluted share, in the third quarter of 2009. Dividends on preferred stock were suspended during the third quarter of 2010. If those dividends had been declared, the net loss applicable to common shareholders for the third quarter of 2010 would have been $8.1 million, or $0.68 per diluted share.

Nine-Month Results

Net interest income declined 13.1% to $30.0 million in the first nine months of 2010 compared with $34.6 million in the same period of 2009. The decrease in net interest income was due to a lower volume of loans and a decrease in the net interest margin compared with the prior year’s period. The provision for loan losses was $13.3 million in the first nine months of 2010 compared with $76.5 million in the first nine months of 2009.

Net loss applicable to common shareholders for the first nine months of 2010 was $11.7 million, or $0.98 per diluted share, compared with a net loss of $112.2 million, or $9.42 per diluted share, for the first nine months of 2009. Dividends on preferred stock were suspended during the third quarter of 2010. If those dividends had been declared, the net loss applicable to common shareholders for the first nine months of 2010 would have been $12.3 million, or $1.03 per diluted share. The 2009 results included a $66.5 million ($5.59 per diluted share) non-cash charge associated with the write-down of goodwill in the first quarter of 2009. The goodwill impairment charge was required by FASB Accounting Standards Codification Topic 350 (Intangibles - Goodwill and Other) and was an accounting adjustment that did not affect cash flows, liquidity, tangible book capital, regulatory capital or regulatory capital ratios, and will not affect future operations. There was no comparable impairment charge in 2010.

About Cadence Financial Corporation

Cadence Financial Corporation is a $1.7 billion bank holding company providing full financial services, including banking, trust services, mortgage services and investment products in Mississippi, Tennessee, Alabama, Florida and Georgia. Cadence’s stock is listed on the NASDAQ Global Select Market under the symbol CADE.

Forward-Looking Statements

This press release contains statements that are forward-looking as defined within the Private Securities Litigation Reform Act of 1995. These forward-looking statements are provided to assist in the understanding of anticipated future financial results. However, such forward-looking statements involve risks and uncertainties (including uncertainties relating to interest rates, management and operation of acquired operations and general market risks) that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company’s actual results, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and other reports filed with the Securities and Exchange Commission. Cadence Financial Corporation is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

CADENCE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CONDITION
SEPTEMBER 30,

($ in thousands, except share data)

	2010	2009
ASSETS:

Cash and Due From Banks	$28,762	$17,483
Interest Bearing Deposits Due From Banks	267,373	37,442
Total Cash and Due From Banks	296,135	54,925

Securities:
Securities Available-for-Sale	375,218	417,645
Securities Held-to-Maturity	2,667	2,673
Total Securities	377,885	420,318

Federal Funds Sold and Securities Purchased Under Agreements To Resell	1,744	30,312

Other Earning Assets	20,545	19,608

Loans	944,967	1,179,741
Less: Allowance for Loan Losses	(38,179)	(44,939)
Net Loans	906,788	1,134,802

Premises and Equipment, Net	30,008	31,866
Interest Receivable	5,961	8,111
Other Real Estate Owned	32,200	14,760
Intangible Assets	1,033	1,518
Other Assets	60,824	51,479
Total Assets	$1,733,123	$1,767,699

LIABILITIES AND SHAREHOLDERS' EQUITY:

Noninterest-Bearing Deposits	$181,110	$168,264
Interest-Bearing Deposits	1,218,934	1,243,180
Total Deposits	1,400,044	1,411,444
Interest Payable	1,458	1,869
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	82,055	88,791
Federal Home Loan Bank Borrowings	95,000	100,000
Subordinated Debentures	30,928	30,928
Other Liabilities	11,646	13,857
Total Liabilities	1,621,131	1,646,889

SHAREHOLDERS' EQUITY:

Preferred Stock - $10 Par Value, Authorized 10,000,000 shares, Issued - 44,000 Shares at September 30, 2010 and 2009	42,422	41,995
Common Stock - $1 Par Value, Authorized - 140,000,000 shares at September 30, 2010 and 50,000,000 shares at September 30, 2009; Issued - 11,909,127 Shares at September 30, 2010 and 11,912,564 Shares at September 30, 2009	11,909	11,913
Surplus and Undivided Profits	51,500	63,039
Accumulated Other Comprehensive Income (Loss)	6,161	3,863
Total Shareholders' Equity	111,992	120,810
Total Liabilities and Shareholders' Equity	$1,733,123	$1,767,699

CADENCE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

($ in thousands, except share and per share data)

	FOR THE THREE MONTHS		FOR THE NINE MONTHS
	ENDED SEPTEMBER 30,		ENDED SEPTEMBER 30,
	2010	2009	2010	2009
INTEREST INCOME:

Interest and Fees on Loans	$12,412	$15,464	$39,242	$47,639
Interest and Dividends on Investment Securities	3,433	4,608	10,829	14,333
Other Interest Income	233	98	576	273
Total Interest Income	16,078	20,170	50,647	62,245

INTEREST EXPENSE:

Interest on Deposits	4,941	6,817	16,570	21,690
Interest on Borrowed Funds	1,359	1,760	4,056	5,993
Total Interest Expense	6,300	8,577	20,626	27,683
Net Interest Income	9,778	11,593	30,021	34,562
Provision for Loan Losses	8,495	20,704	13,317	76,460
Net Interest Income (Loss) After Provision for Loan Losses	1,283	(9,111)	16,704	(41,898)

OTHER INCOME:

Service Charges on Deposit Accounts	1,688	2,219	5,427	6,349
Trust Department Income	531	527	1,519	1,500
Other Non-Interest Income	1,232	1,511	3,932	4,896
Gains (Losses) on Securities - Net	5	923	838	1,062
Total Other Income	3,456	5,180	11,716	13,807

OTHER EXPENSE:

Salaries and Employee Benefits	5,825	6,902	17,952	20,984
Net Premises and Fixed Asset Expense	1,868	1,910	5,674	5,682
Impairment Loss on Goodwill	-	-	-	66,542
Other Operating Expense	8,418	8,558	21,029	19,637
Total Other Expense	16,111	17,370	44,655	112,845

Income (Loss) From Continuing Operations, Before Income Taxes	(11,372)	(21,301)	(16,235)	(140,936)
Applicable Income Tax Expense (Benefit)	(3,937)	(8,475)	(5,957)	(30,053)
Net Income (Loss) From Continuing Operations	(7,435)	(12,826)	(10,278)	(110,883)

Income (Loss) From Discontinued Operations, Before Income Taxes	-	646	-	649
Applicable Income Tax Expense (Benefit)	-	247	-	364
Net Income (Loss) From Discontinued Operations	-	399	-	285

Net Income (Loss)	(7,435)	(12,427)	(10,278)	(110,598)
Preferred Stock Dividend and Accretion of Discount	109	652	1,425	1,626

Net Income (Loss) Applicable to Common Shareholders	$(7,544)	$(13,079)	$(11,703)	$(112,224)

Net Income (Loss) Per Share From Continuing Operations - Basic and Diluted	$(0.62)	$(1.08)	$(0.86)	$(9.31)

Net Income (Loss) Per Share From Discontinued Operations - Basic and Diluted	$-	$0.03	$-	$0.02

Net Income (Loss) Per Share - Basic and Diluted	$(0.62)	$(1.04)	$(0.86)	$(9.28)

Net Income (Loss) Applicable to Common Shareholders Per Share - Basic and Diluted	$(0.63)	$(1.10)	$(0.98)	$(9.42)

Average Weighted Common Shares:
Basic	11,909,127	11,912,564	11,910,757	11,913,306
Diluted	11,909,127	11,912,564	11,910,757	11,913,973

CADENCE FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS

($ in thousands, except per share data)

FOR THE THREE MONTHS ENDED SEPTEMBER 30:	2010	2009

Net Income (Loss) Applicable to Common Shareholders	$(7,544)	$(13,079)
Basic and Diluted Net Income (Loss) Per Common Share	(0.63)	(1.10)
Cash Dividends Per Common Share	-	-

ANNUALIZED RETURNS
Return on Average Assets	-1.7%	-2.8%
Return on Average Equity	-26.1%	-41.8%

FOR THE NINE MONTHS ENDED SEPTEMBER 30:	2010	2009

Net Income (Loss) Applicable to Common Shareholders	$(11,703)	$(112,224)
Basic and Diluted Net Income (Loss) Per Common Share	(0.98)	(9.42)
Cash Dividends Per Common Share	-	0.05

ANNUALIZED RETURNS
Return on Average Assets	-0.8%	-7.7%
Return on Average Equity	-13.3%	-102.9%

SELECTED BALANCES AT SEPTEMBER 30:	2010	2009

Total Assets	$1,733,123	$1,767,699
Deposits and Securities Sold Under Agreements to Repurchase	1,432,099	1,450,235
Loans	944,967	1,179,741
Total Securities	377,885	420,318
Shareholders' Equity	111,992	120,810
Closing Market Price Per Common Share	2.01	1.80
Book Value Per Common Share	5.84	6.62
Tangible Equity	110,959	119,292
Tangible Book Value Per Common Share	5.76	6.49

CONTACT:
Cadence Financial Corporation
Richard T. Haston, 662-324-4258